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                                                                    Exhibit 99.1
                                              Investor Contact:  Richard E. Koch
                                                                  (203) 750-3254

                                            Press Contact:  Thomas J. Fitzgerald
                                                                  (203) 750-3831

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Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT 06856-4500

                                                           FOR IMMEDIATE RELEASE


            Olin Reduces Third and Fourth Quarter Earnings Forecast
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NORWALK, CT, October 1, 2001 -Olin Corporation (NYSE: OLN) today announced it is lowering its third quarter diluted earnings per share projection (before the effects of its previously announced restructuring charge), from the 5-cents per share profit range to the 5-cents per share loss range due to continuing softness in the U.S. economy. The company also said it does not expect to see any improvement in its operating results for the fourth quarter because of continuing weak economic conditions. As such, the fourth quarter could also be in the 5-cents per share loss range based on preliminary estimates.

  Given the continued economic uncertainty, Olin plans to manage its capital spending at a level approximating 50% of depreciation to maintain breakeven cash flows while funding the dividend, and will closely control all expenses.

  Donald W. Griffin, Chairman, President and Chief Executive Officer, said, "The primary reason for the reduction in third and fourth quarter operating results is lower than expected profits from our Chlor Alkali business. In the third quarter we expect our sales volumes to be below our previous forecast. We are also reducing our fourth quarter earnings forecast for our chlor alkali business in light of current market conditions. In the third quarter our Brass business has performed in line with our expectations. We have reduced our Brass forecasts for the fourth quarter primarily because of reductions in anticipated coinage volumes. In Winchester, we are reducing our forecasts in both the third and fourth quarter because of lower expected sales volumes for sporting ammunition."
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  Headquartered in Norwalk, CT, Olin Corporation had 2000 sales of $1.5 billion and employed 6,700 people. The company is a leading North American producer of copper and copper-based alloys, sporting ammunition, and chlorine and caustic soda.

                          CONFERENCE CALL INFORMATION

  Olin will hold a conference call with securities analysts at 9:00 a.m. Eastern time, October 2. Anyone desiring to listen to the call may do so via the Internet by following the instructions posted under the Conference Call icon on Olin's internet website, www.olin.com. Listeners should log on to the website
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at least 15 minutes before the call.  The call also will be audio archived on the Olin website for future replay. A text of the prepared remarks from the conference call will be available on the website after the conclusion of the call. Archived versions of the call will be available until October 17, 2001.

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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management's beliefs, certain assumptions made by management and current expectations, estimates and projections about the markets and economy in which Olin and its respective divisions operate. Words such as "anticipates," "expects," "believes," "should," "plans," "will," "forecasts," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors"), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. Olin undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions, competitive pricing pressures; changes in Chlor Alkali's ECU prices from expected levels; Chlor Alkali operating rates below anticipated levels; higher-than-expected raw material costs; higher-than-expected transportation and/or logistics costs; the supply/demand balance for Olin's products, including the impact of excess industry capacity; efficacy of new technologies; changes in U.S. laws and regulations; failure to achieve targeted cost reduction programs; capital expenditures, such as cost overruns, in excess of those scheduled; environmental costs in excess of those projected; and the occurrence of unexpected manufacturing interruptions/outages.